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[PVF CAPITAL CORP. LOGO]                                       PVF Capital Corp.
                                                               30000 Aurora Road
                                                                 Solon, OH 44139


INFORMATION                                         For Further Information Call
                                                                 Carol S. Porter
FOR IMMEDIATE RELEASE                                               440.248.7171
                                                     carol.porter@myparkview.com
                                                     ---------------------------


        PVF CAPITAL PRESIDENT C. KEITH SWANEY ANNOUNCES RETIREMENT PLANS



SOLON, OH - JULY 2, 2008 - PVF Capital Corp. (Nasdaq: PVFC) today announced that
C. Keith Swaney will retire as president, chief operating officer and treasurer of PVF Capital, and as president, chief operating officer and chief financial officer of Park View Federal Savings Bank.

Swaney's retirement will become effective at the company's annual meeting of shareholders in November.

PVF Capital said it will immediately start a search for a successor for Swaney,
65. The company intends to engage a recognized executive search firm in its search for candidates for the positions of president and chief operating officer, and for chief financial officer and treasurer.

"For more than four and a half decades, Keith has played an essential role in the company's success," said John R. (Jack) Male, PVF Capital's chairman and chief executive. "He's been a consummate professional and close personal friend. His leadership will be missed."

Male added, "We will be looking for someone who, like Keith, has well-honed leadership skills, who also will augment our current business plan to operate successfully in this fast-changing, challenging environment and help us grow the company profitably. We expect the new plan to build on and enhance the strengths of our customer-focused community bank strategy."

PVF Capital also indicated that its directors would consider increasing the number of seats on its eight-person board.

 "Park View Federal has been my passion for most of my life. But for the past few years, I've been thinking of retiring and this seems to be the ideal time," said Swaney. "Our company is strong and will continue to serve the Greater Cleveland community. I look forward to assisting in the search for someone to lead our company and who can take it to the next level of profitability while maintaining its well-deserved, excellent reputation."



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Swaney joined the bank in 1962 and was named executive vice president and chief financial officer in 1986. He was named vice president and treasurer of PVF Capital when the holding company was organized in 1994, and was promoted to president, chief operating officer and a director of the company and the bank in October 2000.

PVF Capital Corp. is the holding company for Park View Federal Savings Bank, headquartered in Solon, Ohio, serving the Greater Cleveland area with 17 full-service branch offices. Additional information on the company may be found at www.myparkview.com.
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This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectation regarding important risk factors including, but not limited to, real estate values and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved.

PVF Capital Corp.'s common stock trades on the NASDAQ Capital market under the symbol PVFC.

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